     EXHIBIT 99.1
ProPetro Reports Financial Results for the Fourth Quarter of 2021
MIDLAND, TX, February 22, 2022, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced financial and operational results for the fourth quarter of 2021.
Fourth Quarter 2021 and Full Year Highlights
•Total revenue for the quarter decreased 2% to $246 million compared to $250 million for the third quarter of 2021.
•Net loss for the quarter was $20 million, or $0.20 per diluted share, compared to net loss of $5 million, or $0.05 per diluted share, for the third quarter of 2021.
•Adjusted EBITDA(1) for the quarter decreased 12% to $37 million compared to $42 million for the third quarter of 2021.
•Effective utilization for the fourth quarter was 12.5 fleets compared to 13.8 fleets for the third quarter of 2021.
•Net cash provided by operating activities for the quarter was $45 million compared to $48 million for the third quarter of 2021.
•Positive Free Cash Flow(2) for the quarter was approximately $26 million compared to positive Free Cash Flow of approximately $13 million for the third quarter of 2021.

(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”
(2) Free cash flow ("FCF") is a Non-GAAP financial measure and is defined as net cash flow provided from operating activities less net cash used in investing activities. During the quarter ended December 31, 2021, net cash provided by operating activities of approximately $45 million less net cash used in investing activities of approximately $19 million resulted in free cash flow of approximately $26 million. During the quarter ended September 30, 2021, net cash provided by operating activities of $48 million less net cash used in investing activities of $35 million resulted in free cash flow of approximately $13 million.

Sam Sledge, Chief Executive Officer, commented, “The fourth quarter was a transitory period for our team as we began to reposition our business to capitalize on what we expect to be a favorable supply-demand backdrop for oil and gas and an effectively sold-out market for efficient pressure pumping services in 2022. We remain proud of the continued commitment to safety and efficient field performance that our team delivered during the quarter and for the full year. We plan to continue to manage our supply chain aggressively, invest in our human capital and optimize our business with a continuing commitment to reducing risk and maintaining operational excellence for our customers in the Permian Basin."
"Our team continues to critically focus on the capture of economic margin, not market share and we will continue this effort through a disciplined fleet deployment strategy. These efforts will bear fruit in 2022 as new pricing for our services is activated along with the repositioning of assets to more economically attractive projects."

"We expect the delivery and deployment of our converted Tier IV DGB dual-fuel pumps to play a role in that strategy. Diesel displacement and reduced greenhouse gas emissions is a

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continuing theme within our industry and these units are contributing significantly to this pursuit. All 86 of our Tier IV DGB units have been reserved by customers and are expected to be deployed as they are delivered, some of which are already providing services in the field today."

     EXHIBIT 99.1
"Despite the transitory nature of the quarter, we were able to take advantage of the global power supply shortage and generate positive free cash flow from the sale of our underutilized turbine generators for $36 million in cash," David Schorlemer, Chief Financial Officer, commented. "Transferring the proceeds of this divestiture to assets that have a better opportunity to produce financial returns, along with net pricing improvements effective in January across our entire business should improve our capital efficiency in 2022. This transaction also enhanced our debt-free balance sheet resulting in $169 million of total liquidity at year end, and positions our team well for the opportunity-rich environment we anticipate in the pressure pumping market in 2022."

Fourth Quarter 2021 Financial Summary
Revenue for the fourth quarter of 2021 was $246 million compared to revenue of $250 million for the third quarter of 2021. The 2% decrease was attributable to our decreased effectively utilized fleet resulting from the impact of holidays and the repositioning of certain fleets.
Cost of services, excluding depreciation and amortization of approximately $33 million, for the fourth quarter of 2021 was $187 million, which was relatively flat compared to $189 million during the third quarter of 2021. Wage increases and general cost inflation slightly impacted our cost of services during the fourth quarter of 2021.
General and administrative expense of $24 million for the fourth quarter of 2021 increased from $21 million in the third quarter of 2021. General and administrative expense, exclusive of a net expense of $2 million relating to non-recurring and non-cash items (insurance recovery legal settlement of $1.0 million offset by stock-based compensation of $3.0 million), was $22 million, or 9% of revenue, for the fourth quarter of 2021 compared to 8% of revenue for the third quarter of 2021.
Net loss for the fourth quarter of 2021 totaled $20 million, or $0.20 per diluted share, compared to net loss of $5 million, or $0.05 per diluted share, for the third quarter of 2021. The increase in net loss was a result of the decrease in Adjusted EBITDA and increased expense in connection with loss on disposal of assets during the fourth quarter of 2021.
Adjusted EBITDA decreased to $37 million for the fourth quarter of 2021 from $42 million during the third quarter of 2021. The sequential decrease in Adjusted EBITDA was primarily attributable to normal seasonality, job mix and repositioning of certain fleets leading to lower fleet utilization, and the full quarter impact of general cost inflation including wage adjustments.

Liquidity and Capital Spending
As of December 31, 2021, total cash was $112 million and the Company remained debt free. Total liquidity at the end of the fourth quarter of 2021 was $169 million including cash and $57 million of available capacity under the Company’s revolving credit facility.

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Capital expenditures incurred during the fourth quarter of 2021 were $49 million, the majority of which related to our previously announced Tier IV DGB conversions and maintenance capital expenditures. Net cash used in investing activities in the fourth quarter was $19 million which included proceeds of approximately $37 million largely from the sale of our two turbine generators.

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Outlook

Mr. Sledge concluded, "As we emerge from the last year of recovery and transition to an environment of increasing investment in oil and gas production, particularly in the Permian Basin, we believe we are uniquely positioned to meet this opportunity. Rising oil prices coupled with years of North American pressure pumping attrition is anticipated to create tailwinds for ProPetro in 2022. Our team remains focused on operational excellence, capital discipline, and transitioning our fleet to ESG-friendly products all of which allows us to safely and efficiently meet the needs of our customers. I look forward to working with our team and our customers in 2022 as we move to a more favorable phase of the investment cycle for North American oil and gas."

Conference Call Information
The Company will host a conference call at 8:00 AM Central Time on Wednesday, February 23, 2022, to discuss financial and operating results for the fourth quarter of 2021. The call will also be webcast on ProPetro’s website at www.propetroservices.com. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 3464592.
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American oil and natural gas resources. For more information visit www.propetroservices.com.
Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the acquisition and performance of new equipment and fleets, expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking

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statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:

David Schorlemer
Chief Financial Officer
investors@propetroservices.com
432-227-0864

Josh Jones
Director of Finance
investors@propetroservices.com
432-276-3389

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     EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
REVENUE - Service revenue	$ 246,070	$ 250,099	$ 154,343	$ 874,514	$ 789,232
COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	187,361	188,690	115,646	662,266	584,279
General and administrative (inclusive of stock-based compensation)	23,843	21,348	19,681	82,921	86,768
Depreciation and amortization	33,124	33,531	35,445	133,377	153,290
Impairment expense	—	—	21,349	—	38,002
Loss on disposal of assets	24,145	12,424	18,262	64,646	58,136
Total costs and expenses	268,473	255,993	210,382	943,210	920,475
OPERATING LOSS	(22,403)	(5,894)	(56,039)	(68,696)	(131,243)
OTHER EXPENSE:
Interest expense	(137)	(143)	(174)	(614)	(2,383)
Other (expense) income	(305)	(309)	(291)	873	(874)
Total other (expense) income	(442)	(452)	(465)	259	(3,257)
LOSS BEFORE INCOME TAXES	(22,845)	(6,346)	(56,504)	(68,437)	(134,500)
INCOME TAX BENEFIT	2,613	1,279	12,393	14,252	27,480
NET LOSS	$ (20,232)	$ (5,067)	$ (44,111)	$ (54,185)	$ (107,020)

NET LOSS PER COMMON SHARE:
Basic	$ (0.20)	$ (0.05)	$ (0.44)	$ (0.53)	$ (1.06)
Diluted	$ (0.20)	$ (0.05)	$ (0.44)	$ (0.53)	$ (1.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	103,390	103,257	100,897	102,655	100,829
Diluted	103,390	103,257	100,897	102,655	100,829

     EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 111,918	$ 68,772
Accounts receivable - net of allowance for credit losses of $217 and $1,497, respectively	128,148	84,244
Inventories	3,949	2,729
Prepaid expenses	6,752	11,199
Other current assets	297	782
Total current assets	251,064	167,726
PROPERTY AND EQUIPMENT - Net of accumulated depreciation	808,494	880,477
OPERATING LEASE RIGHT-OF-USE ASSETS	409	709
OTHER NONCURRENT ASSETS:
Other noncurrent assets	1,269	1,827
Total other noncurrent assets	1,269	1,827
TOTAL ASSETS	$ 1,061,236	$ 1,050,739
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 152,649	79,153
Accrued and other current liabilities	20,767	24,676
Operating lease liabilities	369	334
Total current liabilities	173,785	104,163
DEFERRED INCOME TAXES	61,052	75,340
NONCURRENT OPERATING LEASE LIABILITIES	97	465
Total liabilities	234,934	179,968
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 103,437,177 and 100,912,777 shares issued, respectively	103	101
Additional paid-in capital	844,829	835,115
(Accumulated deficit) Retained earnings	(18,630)	35,555
Total shareholders’ equity	826,302	870,771
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 1,061,236	$ 1,050,739

     EXHIBIT 99.1

PROPETRO HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (54,185)	$ (107,020)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	133,377	153,290
Impairment expense	—	38,002
Deferred income tax benefit	(14,288)	(27,701)
Amortization of deferred debt issuance costs	542	543
Stock‑based compensation	11,519	9,100
Provision for credit losses	282	448
Loss on disposal of assets	64,646	58,136
Changes in operating assets and liabilities:
Accounts receivable	(43,742)	127,491
Other current assets	310	1,978
Inventories	(1,220)	(293)
Prepaid expenses	4,463	(232)
Accounts payable	51,764	(95,697)
Accrued liabilities	1,246	(18,527)
Accrued interest	—	(394)
Net cash provided by operating activities	154,714	139,124
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(143,523)	(100,603)
Proceeds from sale of assets	39,231	6,386
Net cash used in investing activities	(104,292)	(94,217)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of borrowings	—	(130,000)
Payment of finance lease obligation	—	(30)
Proceeds from insurance financing	—	6,821
Repayments of insurance financing	(5,473)	(1,348)
Proceeds from exercise of equity awards	4,017	—
Tax withholdings paid for net settlement of equity awards	(5,820)	(614)
Net cash used in financing activities	(7,276)	(125,171)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	43,146	(80,264)
CASH AND CASH EQUIVALENTS - Beginning of period	68,772	149,036
CASH AND CASH EQUIVALENTS - End of period	$ 111,918	$ 68,772

     EXHIBIT 99.1

Reportable Segment Information

Three Months Ended
	December 31, 2021			September 30, 2021
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	$ 240,349	$ 5,721	$ 246,070	$ 245,641	$ 4,458	$ 250,099
Adjusted EBITDA	$ 49,016	$ (11,815)	$ 37,201	$ 53,975	$ (11,877)	$ 42,098
Depreciation and amortization	$ 32,171	$ 953	$ 33,124	$ 32,536	$ 995	$ 33,531
Capital expenditures	$ 48,374	$ 480	$ 48,854	$ 52,904	$ 300	$ 53,204

Years Ended
	December 31, 2021			December 31, 2020
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	$ 857,642	$ 16,872	$ 874,514	$ 773,474	$ 15,758	$ 789,232
Adjusted EBITDA	$ 181,688	$ (46,681)	$ 135,007	$ 174,030	$ (32,567)	$ 141,463
Depreciation and amortization	$ 129,478	$ 3,899	$ 133,377	$ 148,659	$ 4,631	$ 153,290
Capital expenditures	$ 162,044	$ 3,114	$ 165,158	$ 78,154	$ 3,091	$ 81,245

Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

     EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	December 31, 2021			September 30, 2021
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Net income (loss)	$ (7,296)	$ (12,936)	(20,232)	$ 9,058	$ (14,125)	$ (5,067)
Depreciation and amortization	32,171	953	33,124	32,536	995	33,531
Interest expense	—	137	137	—	143	143
Income tax benefit	—	(2,613)	(2,613)	—	(1,279)	(1,279)
Loss on disposal of assets	24,111	34	24,145	12,381	43	12,424
Stock-based compensation	—	3,114	3,114	—	3,009	3,009
Other expense	—	305	305	—	309	309
Other general and administrative expense, net (1)	—	(800)	(800)	—	(972)	(972)
Severance expense	30	(10)	20	—	—	—
Adjusted EBITDA	$ 49,016	$ (11,816)	$ 37,200	$ 53,975	$ (11,877)	$ 42,098

	Years Ended
	December 31, 2021			December 31, 2020
(in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total
Net loss	$ (12,723)	$ (41,462)	$ (54,185)	$ (68,271)	$ (38,749)	$ (107,020)
Depreciation and amortization	129,478	3,899	133,377	148,659	4,631	153,290
Interest expense	—	614	614	1	2,382	2,383
Income tax benefit	—	(14,252)	(14,252)	—	(27,480)	(27,480)
Loss (gain) on disposal of assets	64,903	(257)	64,646	56,659	1,477	58,136
Impairment expense	—	—	—	36,907	1,095	38,002
Stock-based compensation	—	11,519	11,519	—	9,100	9,100
Other (income) expense	—	(873)	(873)	—	874	874
Other general and administrative expense, net (1)	—	(6,471)	(6,471)	—	13,038	13,038
Severance expense and retention bonus	30	602	632	75	1,065	1,140
Adjusted EBITDA	$ 181,688	$ (46,681)	$ 135,007	$ 174,030	$ (32,567)	$ 141,463

(1)Other general and administrative expense, (net) relates to nonrecurring professional fees paid to external consultants in connection with the Company's pending SEC investigation and shareholder litigation, net of insurance recoveries. During the three months ended December 31, 2021, and September 30, 2021, we received approximately $1.7 million and $1.4 million, respectively, from our insurance carriers in connection with the SEC investigation and shareholder litigation. During the years ended December 31, 2021, and December 31, 2020, we received reimbursement of approximately $9.8 million and $0.6 million, respectively, from our insurance carriers in connection with the SEC investigation and shareholder litigation.

Three Months Ended
(in thousands)	December 31, 2021	September 30, 2021

Cash from Operating Activities	$ 45,455	$ 47,779
Cash used in Investing Activities	(18,743)	(34,629)
Free Cash Flow	$ 26,712	$ 13,150